Exhibit 99.1

FOR IMMEDIATE RELEASE

Sonoma Pharmaceuticals Reports Robust Top Line Growth for Second Quarter FY 2018 with 61% Product Revenue Growth and Total Revenue of $4.3 Million

•	Product revenue up 15%, compared to the June 2017 quarter
•	Prescriptions filled were up 42% over last year and up 14% over the June 2017 quarter to 19,660
•	EBITDA loss reduced to $2.3 million
•	Cash on hand equals $10 million

Conference Call Begins at 4:30pm EST Today

Slide Presentation to Review in Tandem with Earnings Call Available at http://ir.sonomapharma.com/events.cfm

PETALUMA, Calif.—(November 9, 2017)—Sonoma Pharmaceuticals, Inc. (Nasdaq: SNOA, warrants SNOAW), a specialty pharmaceutical company that develops and markets unique and effective solutions for the treatment of dermatological conditions and advanced tissue care, today announced financial results for the second quarter of fiscal year 2018, ended September 30, 2017.

Total revenue was $4.3 million for the second quarter as compared to $2.8 million for the same period last year. Product revenues of $4.1 million were up 61%, or $1.6 million, when compared to the same period last year, as result of strong growth in the United States, Europe, the rest of the world and Latin America.

“Our revenue growth was powered by significant year-over-year and quarter-over-quarter gains in many of our top products including Alevicyn, Celacyn and Mondoxyne,” said Jim Schutz, Sonoma Pharmceuticals CEO. “We believe our results reflect the quality of our product line, the excellent team we are building at Sonoma and that we are continuing to deliver on our business strategy.”

Business Highlights:

•	Robust portfolio of six non-steroidal products for treatment of atopic and seborrheic dermatitis, surgical procedures, severe acne, skin repair and descaling, and scar management.
•	Loyon® skin descaling product, approved by the FDA in March 2017, was loaded into the wholesalers in September 2017 and will be promoted by sales reps beginning in late November 2017.
•	Company has 30 sales representatives and five sales managers, focused exclusively on the dermatology prescription market.
•	Received approval by Brazilian Ministério da Saúde for seven non-steroidal and non-antibiotic, topical dermatology products in October 2017.

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Financial Highlights:

Product revenues in the United States for the three months ended September 30, 2017, of $2.3 million, increased by $571,000, or 34%, as compared to $1.7 million for the three months ended September 30, 2016. This increase was mostly the result of higher sales of the company’s dermatology and acute care products, partly offset by a decline in sales of animal health care products.

Product revenue in Europe and the rest of the world for the three months ended September 30, 2017, of $1.1 million, increased by $245,000, or 28%, as compared to $877,000 for the three months ended September 30, 2016. This increase was mostly the result of higher sales in Europe, China, Hong Kong, Singapore, and India partly offset by a decrease in the Middle East.

Product revenue in Latin America for the quarter ended September 30, 2017, was $754,000. This amount reflects the sale of products to Invekra, following completion of Sonoma’s asset sale to Invekra in October 2016. Sonoma will continue to supply Invekra until its manufacturing facility is operational.

Sonoma reported gross profit of $1.8 million, or 43% of total revenue, during the three months ended September 30, 2017, compared to a gross profit of $1 million, or 37% of total revenue when compared to the same period in the prior year. The gross profit percentage increased as compared to last year, primarily due to the reclassification of gross margin between the continuing and discontinued operations.

Total operating expenses of $4.7 million for the three months ended September 30, 2017, increased by $683,000, or 17%, as compared to the same period in the prior year. Operating expenses minus non-cash expenses during the second quarter of fiscal year 2018 were $4.2 million, up $563,000, or 15%, as compared to the same period in the prior year. This increase in operating expenses was mostly due to higher sales, marketing and administrative expenses in the United States related to the growth of a direct sales force in dermatology, partly offset by a decline in European expenses. A key driver to the growth in operating expenses is the increase in the number of sales representatives, compared to the same period last year.

Net loss from continuing operations for the quarter ended September 30, 2017, was $2.9 million, an increase of $231,000, as compared to net loss from continuing operations of $2.6 million for the same period in the prior year. The operating loss minus non-cash expenses was $2.3 million, down $260,000, compared to $2.5 million for the same period last year.

As of September 30, 2017, Sonoma had cash and cash equivalents of $10 million, as compared with $12.6 million as of June 30, 2017. The decline from June 30, 2017 consists primarily of $2.3 million cash operating loss and an increase in net working capital.

Results for the Six Months Ended September 30, 2017

Total revenues of $8.2 million increased by $2.7 million, or 50%, for the six months ended September 30, 2017, as compared to $5.4 million for the six months ended September 30, 2016. Product revenue of $7.7 million for the six months ended September 30, 2017, increased $2.8 million, or 55%, compared to the same period last year. This increase in product revenue was driven by strong growth in the United States, up $1.1 million, or 34%, and Europe and rest of world, up 20%.

The company reported gross profit related to sales of its products of $3.5 million, or 46% of total revenues, for the six months ended September 30, 2017.

Total operating expenses less non-cash expenses of $8.9 million increased $1.1 million, or 15%, for the six months end September 30, 2017, compared to the same period in the prior year. This increase was primarily due to higher costs of the direct sales force for dermatology. Operating loss less non-cash expenses (EBITDA) for the six months ended September 30, 2017, was $5.1 million, compared to $5.6 million for the same period last year.

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Conference Call

Sonoma’s management will hold a conference call today to discuss second quarter fiscal year 2018 results and answer questions, beginning at 4:30 p.m. EST. Individuals interested in participating in the conference call may do so by dialing 877-303-7607 for domestic callers or 973-638-3203 for international callers. Those interested in listening to the conference call live via the Internet may do so at http://ir.sonomapharma.com/events.cfm. Please log on approximately 30 minutes prior to the presentation in order to register and download the appropriate software. Also, participants can download a graphical presentation of the quarterly results at this same site, which can provide greater granular detail in conjunction with the call.

A telephone replay will be available for seven days following the conclusion of the call by dialing 855-859-2056 for domestic callers, or 404-537-3406 for international callers, and entering conference code 85466211. A webcast replay will be available on the site at http://ir.sonomapharma.com/events.cfm for one year following the call.

Sale of Latin American Business and Impact on Accounting Treatment

With the sale of the Latin American business during the third quarter, ended December 31, 2016, the components of the financial statements related to this transaction have been classified as a discontinued business for accounting purposes and in accordance with this accounting treatment, the income statement and balance sheet have been retroactively revised to reflect the revenue, expenses and balance sheet items of the continuing businesses for this fiscal year and last fiscal year. All of the income statement categories related to Latin America have been condensed to a one line item on the income statement as “Income from discontinued operations.” Also, the discontinued balance sheets items have been listed separately from the continuing operations. As a result, the comparison of results discussed in this press release relate primarily to the continuing businesses in accordance with generally accepted accounting principles.

About Sonoma Pharmaceuticals, Inc.

Sonoma is a specialty pharmaceutical company that develops and markets unique and effective solutions for the treatment of dermatological conditions and advanced tissue care. The company’s products, which are sold throughout the United States and internationally, have improved outcomes for more than five million patients globally by reducing infections, itch, pain, scarring and harmful inflammatory responses. The company's headquarters are in Petaluma, California, with manufacturing operations in the United States and Latin America. European marketing and sales are headquartered in Roermond, Netherlands. More information can be found at www.sonomapharma.com.

Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial and technology progress and future financial performance of Sonoma Pharmaceuticals, Inc. and its subsidiaries (the “Company”). These forward-looking statements are identified by the use of words such as “believe,” “achieve,” and “strive,” among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company’s products will not be as large as expected, the Company’s products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, as well as uncertainties relative to varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements, except as required by law.

Sonoma Pharmaceuticals™, Alevicyn™, Celacyn®, Mondoxyne™ and Microcyn® Technology are trademarks or registered trademarks of Sonoma Pharmaceuticals, Inc. All other trademarks and service marks are the property of their respective owners.

Media and Investor Contact:

Sonoma Pharmaceuticals, Inc.

Dan McFadden

VP of Public and Investor Relations

(425) 753-2105

dmcfadden@sonomapharma.com

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SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30,	March 31,
	2017	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,983	$17,461
Accounts receivable, net	3,035	2,108
Inventories, net	2,603	2,221
Prepaid expenses and other current assets	1,331	616
Current portion of deferred consideration, net of discount	247	237
Total current assets	17,199	22,643
Property and equipment, net	1,358	1,239
Deferred consideration, net of discount, less current portion	1,501	1,497
Other assets	95	80
Total assets	$20,153	$25,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,275	$1,255
Accrued expenses and other current liabilities	1,391	1,302
Deferred revenue	199	345
Deferred revenue Invekra	151	176
Current portion of long-term debt	49	123
Current portion of capital leases	142	74
Taxes payable	–	13
Total current liabilities	3,207	3,288
Long-term deferred revenue Invekra	531	527
Long-term debt, less current portion	39	45
Long-term capital leases, less current portion	216	168
Total liabilities	3,993	4,028
Commitments and Contingencies
Stockholders’ Equity
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding at September 30, 2017 and March 31, 2017, respectively	–	–
Common stock, $0.0001 par value; 12,000,000 shares authorized at September 30, 2017 and March 31, 2017, 4,323,831 and 4,289,322 shares issued and outstanding at September 30, 2017 and March 31, 2017, respectively	1	1
Additional paid-in capital	169,672	168,709
Accumulated deficit	(149,490)	(143,101)
Accumulated other comprehensive loss	(4,023)	(4,178)
Total stockholders’ equity	16,160	21,431
Total liabilities and stockholders’ equity	$20,153	$25,459

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SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Revenues
Product	$4,144	$2,574	$7,747	$4,985
Service	181	224	413	451
Total revenues	4,325	2,798	8,160	5,436
Cost of revenues
Product	2,308	1,558	4,221	3,030
Service	169	204	329	389
Total cost of revenues	2,477	1,762	4,550	3,419
Gross profit	1,848	1,036	3,610	2,017
Operating expenses
Research and development	368	379	750	739
Selling, general and administrative	4,337	3,643	9,100	7,773
Total operating expenses	4,705	4,022	9,850	8,512
Loss from operations	(2,857)	(2,986)	(6,240)	(6,495)
Interest expense	(10)	(1)	(20)	(2)
Interest income	18	1	71	2
Other (expense) income, net	(21)	(9)	(189)	(6)
Loss from continuing operations before income taxes	(2,870)	(2,995)	(6,378)	(6,501)
Income tax benefit	–	356	–	675
Loss from continuing operations	(2,870)	(2,639)	(6,378)	(5,826)
Income from discontinued operations (net of tax)	–	690	–	1,309
Net loss	$(2,870)	$(1,949)	$(6,378)	$(4,517)

Net loss per share: basic and diluted
Continuing operations	$(0.67)	$(0.63)	$(1.48)	$(1.39)
Discontinued operations	–	0.17	–	0.31
	$(0.67)	$(0.46)	$(1.48)	$(1.08)

Weighted-average number of shares used in per share calculations: basic and diluted	4,313	4,202	4,303	4,195

Other comprehensive loss
Net loss	$(2,870)	$(1,949)	$(6,378)	$(4,517)
Foreign currency translation adjustments	(45)	(168)	155	(401)
Comprehensive loss	$(2,915)	$(2,117)	$(6,223)	$(4,918)

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SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands) and (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
(1) Loss from operations minus non-cash expenses (EBITDA):
GAAP loss from operations as reported	$(2,857)	$(2,986)	$(6,240)	$(6,495)
Non-cash adjustments:
Stock-based compensation	462	406	900	817
Depreciation and amortization	132	57	241	118
Non-GAAP loss from operations minus non-cash expenses (EBITDA)	$(2,263)	$(2,523)	$(5,099)	$(5,560)

(2) Net loss minus non-cash expenses:
GAAP net loss as reported	$(2,870)	$(1,949)	$(6,378)	$(4,517)
Non-cash adjustments:
Stock-based compensation	462	406	900	817
Depreciation and amortization	132	57	241	118
Gain due to change in fair value of derivative instruments	–	–	–	–
Non-GAAP net loss minus non-cash expenses	$(2,276)	$(1,486)	$(5,237)	$(3,582)

(3) Operating expenses minus non-cash expenses
GAAP operating expenses as reported	$4,705	$4,022	$9,850	$8,512
Non-cash adjustments:
Stock-based compensation	(413)	(340)	(807)	(683)
Depreciation and amortization	(55)	(8)	(97)	(16)
Non-GAAP operating expenses minus non-cash expenses	$4,237	$3,674	$8,946	$7,813

(1)	Loss from operations minus non-cash expenses (EBITDAS) is a non-GAAP financial measure. The Company defines operating loss minus non-cash expenses as GAAP reported operating loss minus operating depreciation and amortization, and operating stock-based compensation. The Company uses this measure for the purpose of modifying the operating loss to reflect direct cash related transactions during the measurement period.

(2)	Net loss minus non-cash expenses is a non-GAAP financial measure. The Company defines net loss minus non-cash expenses as GAAP reported net loss minus depreciation and amortization, stock-based compensation, and non-cash foreign exchange transaction losses. The Company uses this measure for the purpose of modifying the net loss to reflect only those expenses to reflect direct cash transactions during the measurement period.

(3)	Operating expenses minus non-cash expenses is a non-GAAP financial measure. The Company defines operating expenses minus non-cash expenses as GAAP reported operating expenses minus operating depreciation and amortization, and operating stock-based compensation. The Company uses this measure for the purpose of identifying total operating expenses involving cash transactions during the measurement period.

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SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

PRODUCT RELATED REVENUE SCHEDULES

(In thousands) and (Unaudited)

The following table shows the Company’s product revenues by geographic region:

	Three Months Ended September 30,
	2017	2016	$ Change	% Change
United States	$2,268	$1,697	$571	34%
Latin America	754	–	754	100%
Europe and Rest of the World	1,122	877	245	28%
Total	$4,144	$2,574	$1,570	61%

	Six Months Ended September 30,
	2017	2016	$ Change	% Change
United States	$4,127	$3,070	$1,057	34%
Latin America	1,323	–	1,323	100%
Europe and Rest of the World	2,297	1,915	382	20%
Total	$7,747	$4,985	$2,762	55%

In connection with the Company’s sale of its Latin America business to Invekra, product related revenues were reclassified from continuing operations to discontinued operations. The amounts were classified in the prior periods as Latin America sales. The amounts reclassified are as follows:

	Three Months Ended September 30,
	2017	2016
Product revenues	$–	$1,235
Product license fees and royalties	–	76
Total product related revenues	$–	$1,311

	Six Months Ended September 30,
	2017	2016
Product revenues	$–	$2,333
Product license fees and royalties	–	151
Total product related revenues	$–	$2,484

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